UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2023

Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2023, Eterna Therapeutics Inc., a Delaware corporation (the “Company”), entered into an exclusive license agreement (the “Exclusive License Agreement”) with Factor Bioscience Limited (“Factor”), pursuant to which Factor has granted to the Company an exclusive, sublicensable, worldwide license under certain patents owned by Factor (the “Factor Patents”) for the purpose of, among other things, identifying and pursuing certain opportunities to develop products in respect of the Factor Patents and otherwise grant to third parties sublicenses to the Factor Patents.

The term of the Exclusive License Agreement expires on November 22, 2027 (the “Expiration Date”), but will be automatically extended for an additional two and a half years (such period, the “Renewal Term”) if the Company receives at least $100 million in fees from sublicenses to the Factor Patents (“Sublicense Fees”) granted by it pursuant to the Exclusive License Agreement. Pursuant to the Exclusive License Agreement, the Company will pay Factor 20% of any Sublicense Fees received by the Company before the Expiration Date and 30% of any Sublicense Fees received by the Company during the Renewal Term. The Company may terminate the Exclusive License Agreement upon 120 days’ written notice to Factor, and both parties otherwise have additional customary termination rights, including in connection with certain uncured material breaches of the Exclusive License Agreement and specified bankruptcy events.

Dr. Matthew Angel, the Company’s President and Chief Executive Officer, is the co-founder, President, CEO, and a director of Factor Bioscience Inc., which is the parent of Factor.

The foregoing description of the Exclusive License Agreement is only a summary and is qualified in its entirety by reference to the full text of the Exclusive License Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on November 22, 2022, the Company entered into a First Amendment to that certain exclusive license agreement, dated as of April 26, 2021 (as amended, the “Amended Factor License Agreement”), by and among Eterna Therapeutics LLC (f/k/a Brooklyn ImmunoTherapeutics LLC), a wholly owned subsidiary of the Company (“Eterna LLC”), Novellus Therapeutics Limited, a wholly owned subsidiary of the Company, and Factor.   Effective on February 20, 2023, the Exclusive License Agreement terminated and superseded the Amended Factor License Agreement.  A description of the material terms of the Amended Factor License Agreement is contained in Item 1.01 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2022, which description is incorporated by reference in this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Exclusive License Agreement, dated February 20, 2023, by and between Factor Bioscience Limited and Eterna Therapeutics Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*          Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: February 22, 2023	By:	/s/ Andrew Jackson
Chief Financial Officer